December 18, 2023 Joshua Guenser VIA EMAIL/DOCUSIGN Dear Josh: We are pleased to offer you the full-time position of Incoming Chief Financial Officer of Dutch Bros Inc. and its direct and indirect subsidiaries (the “Company”) pursuant to the terms of this letter agreement (this “Agreement”). 1. Position; Duties. You will initially serve as Incoming Chief Financial Officer, reporting directly to the Company’s Chief Financial Officer, and, after a transition period ending on a date no later than one day following the date on which the Company files its quarterly report on Form 10-Q for the three months ending March 31, 2024, you will, subject to your appointment by the Board of Directors, assume the role of Chief Financial Officer, serving as the principal financial officer and principal accounting officer of the Company, reporting directly to the Company’s Chief Executive Officer. Your work location will be the Company’s Headquarters office located in Scottsdale, Arizona. You will have such duties and responsibilities as may be reasonably assigned by the Company from time to time consistent with your position. You agree to devote your best efforts and full business time, skill and attention to the performance of your duties. You are also required to adhere to the general employment policies and practices of the Company that may be in effect from time to time, except that when the terms of this Agreement conflict with the Company’s general employment policies or practices, this Agreement will control. The Company may change your position, duties, work location, compensation, and benefits from time to time, in its discretion, subject to, and without limiting, the terms of the Severance Plan (defined below). Your employment is scheduled to begin on February 19, 2024 (the “Start Date”). 2. Compensation. a. Salary. Your annual base salary will initially be $550,000, less applicable deductions and withholdings, payable in accordance with the Company’s payroll practices, as may be in effect from time to time. b. Signing Bonus. Within 30 days after the Start Date, the Company will pay you a one-time signing bonus equal to $200,000, less applicable deductions and withholdings (the “Signing Bonus”). If, within two years after the Start Date, you resign your employment with the Company without Good Reason (as defined in the Dutch Bros Inc. Amended and Restated Severance and Change in Control Plan (the “Severance Plan”)) or the Company terminates your employment for Cause (as defined in the Dutch Bros Inc. 2021 Equity Incentive Plan (the “Equity Plan”)), then you will be required to repay the entire Signing Bonus (on a pre-tax, gross basis) within 30 days after your final day of employment with the Company. c. Annual Bonus. You will be eligible to earn an annual bonus (“Annual Bonus”), which will initially be at a target of 75% of your annual base salary, less applicable Exhibit 10.1 deductions and withholdings, payable in accordance with the Company’s payroll practices, as may be in effect from time to time. Your Annual Bonus will be awarded based on metrics to be determined by the Company’s Board of Directors (the “Board”) or its Compensation Committee. You will first be eligible for an Annual Bonus in 2024. d. Annual Equity Award. You will be eligible to earn an annual award of restricted stock units (“RSUs”) under the Equity Plan with a grant date fair value of $1,015,000 (“LTIP Award”). Your initial LTIP Award will be granted on or about March 1, 2024, and will be prorated based on the Start Date. The subject RSUs will vest over three years, with 33% vesting on each anniversary of the grant date, provided all vesting conditions are met. Each LTIP Award is subject to Board approval and will be subject to the terms and conditions of the Plan and all related agreements. e. One-Time Equity Award. You will receive a one-time award of RSUs under the Equity Plan with a grant date fair value of $1,015,000 (the “One-Time Award”). The One-Time Award will be granted on or about March 1, 2024. The subject RSUs will vest over three years, with 33% vesting on each anniversary of the grant date, provided all vesting conditions are met. The One-Time Award is subject to Board approval and will be subject to the terms and conditions of the Plan and all related agreements. f. Cell Phone/Internet. The Company will pay you a monthly cell phone/internet allowance of $150. g. Relocation Expenses. The Company will reimburse you for the actual cost of expenses you reasonably incur in relocating to your work location, not to exceed $150,000, plus a gross-up amount to offset tax liability arising from such reimbursement. In addition, for the first six months following the Start Date, the Company will reimburse your reasonable travel expenses between your home and the Company’s headquarters offices in Grants Pass, Oregon and Scottsdale, Arizona. h. Benefits. You will be eligible to participate in the Company’s standard benefit programs, subject to the terms and conditions of such plans. The Company may, from time to time, change these benefits in its discretion. 3. At Will Employment; Severance. Your employment with the Company will be “at-will.” This means that either you or Company may terminate your employment at any time, with or without Cause (as defined in the Equity Plan), and with or without advance notice. You will be eligible for participation in the Severance Plan, and your Participation Agreement under the Severance Plan is attached hereto as Exhibit A. 4. Confidentiality Obligations. As a condition of your employment, you must enter into and abide by the Company’s standard form of employee confidentiality and inventions assignment agreement attached hereto as Exhibit B (the “CIIA”). The Company plans to publicly announce your employment at such time as is necessary or appropriate in the Company's discretion, and as may be required by law. Until such public announcement is made, your job title and the contemplated transition are Confidential Information (as defined in the CIIA). 5. Contingencies. Your employment with the Company is contingent upon (i) approval of, and appointment by, the Board, and (ii) satisfactory results of a background check to be completed, as well as verification of your legal authorization to be employed in the United States. 6. Arbitration. To ensure the timely and economical resolution of disputes that may arise between you and the Company, both you and the Company mutually agree that pursuant to the Federal Arbitration Act, 9 U.S.C. §1-16, and to the fullest extent permitted by applicable law, you will submit solely to final, binding and confidential arbitration any and all disputes, claims, or causes of action arising from or relating to: the negotiation, execution, interpretation, performance, breach or enforcement of this Agreement; or your employment with the Company (including but not limited to all statutory claims); or the termination of your employment with the Company (including but not limited to all statutory claims). BY AGREEING TO THIS ARBITRATION PROCEDURE, BOTH YOU AND THE COMPANY WAIVE THE RIGHT TO RESOLVE ANY SUCH DISPUTES THROUGH A TRIAL BY JURY OR JUDGE OR THROUGH AN ADMINISTRATIVE PROCEEDING. The Arbitrator will have the sole and exclusive authority to determine whether a dispute, claim or cause of action is subject to arbitration under this section and to determine any procedural questions which grow out of such disputes, claims or causes of action and bear on their final disposition. All claims, disputes, or causes of action under this section, whether by you or the Company, must be brought solely in an individual capacity, and will not be brought as a plaintiff (or claimant) or class member in any purported class or representative proceeding, nor joined or consolidated with the claims of any other person or entity. The Arbitrator may not consolidate the claims of more than one person or entity, and may not preside over any form of representative or class proceeding. To the extent that the preceding sentences in this paragraph are found to violate applicable law or are otherwise found unenforceable, any claim(s) alleged or brought on behalf of a class will proceed in a court of law rather than by arbitration. Any arbitration proceeding under this Arbitration section will be presided over by a single arbitrator and conducted by JAMS, Inc. (“JAMS”) under the then applicable JAMS rules for the resolution of employment disputes (available upon request and also currently available at http://www.jamsadr.com/rules-employment-arbitration/). You and the Company both have the right to be represented by legal counsel at any arbitration proceeding, at each party’s own expense. The Arbitrator will: (a) have the authority to compel adequate discovery for the resolution of the dispute; (b) issue a written arbitration decision, to include the arbitrator’s essential findings and conclusions and a statement of the award; and (c) be authorized to award any or all remedies that you or the Company would be entitled to seek in a court of law. The Company will pay all JAMS arbitration fees in excess of the amount of court fees that would be required of you if the dispute were decided in a court of law. This section will not apply to any action or claim that cannot be subject to mandatory arbitration as a matter of law to the extent such claims are not permitted by applicable law to be submitted to mandatory arbitration and such applicable law is not preempted by the Federal Arbitration Act or otherwise invalid (collectively, the “Excluded Claims”). Nothing in this section is intended to prevent either you or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration. Any final award in any arbitration proceeding hereunder may be entered as a judgment in the federal and state courts of any competent jurisdiction and enforced accordingly. 7. Miscellaneous. This Agreement (including the agreements referenced herein) is the complete and exclusive statement of your agreement with the Company on the subject matters herein, and supersedes and replaces any and all prior agreements or representations with regard to the subject matter hereof, whether written or oral. It is entered into without reliance on any promise or representation other than those expressly contained herein, and it cannot be modified, amended or extended except in a writing signed by you and a duly authorized officer of the Company or member of the Board. This Agreement is intended to bind and inure to the benefit of and be enforceable by you and the Company, and our respective successors, assigns, heirs, executors and administrators, except that you may not assign any of your duties or rights hereunder without the express written consent of the Company. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced as if such invalid, illegal or unenforceable provisions had never been contained herein. This Agreement and the terms of your employment with the Company will be governed in all aspects by the laws of the State of Arizona, without reference to its conflicts of laws principles. If you have any questions about this Agreement, please do not hesitate to call me. Best regards, Christine Barone President Exhibit A: Severance and Change in Control Plan and Participation Agreement Exhibit B: Employee Confidential Information and Inventions Assignment Agreement ACCEPTED AND AGREED: Joshua Guenser Date: _________________________December 19, 2023 /s/ Christine Barone /s/ Joshua Guenser